certification

Catherine Ayers-Rigsby, President, and Kevin E. Wolf, Treasurer of Advisors Preferred Trust (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2014 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                                 Treasurer

Advisor Preferred Trust                          Advisor Preferred Trust

//s/ Catherine Ayers-Rigsby                       /s/ Kevin E. Wolf

Cathernine Ayers Rigsby                        Kevin E. Wolf

Date: 3/6/15                                        Date: 3/6/15

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Advisor Preferred Trust and will be retained by the Advisor Preferred Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.